UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2018
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2018, Carter Validus Operating Partnership II, LP (“CVOP II”), the operating partnership of Carter Validus Mission Critical REIT II, Inc. (the “Company”), and certain of the Company’s subsidiaries entered into the Third Amended and Restated Credit Agreement dated as of April 27, 2018 (as amended, the "KeyBank Credit Facility Agreement”) with KeyBank National Association (“KeyBank”) as Administrative Agent for the lenders. The maximum commitments available to date under the KeyBank Credit Facility Agreement are $700,000,000, consisting of a $450,000,000 revolving line of credit, with a maturity date of April 27, 2022, subject to CVOP II’s right to one, 12-month extension period, and a $250,000,000 term loan, with a maturity date of April 27, 2023. Subject to certain conditions, the maximum commitments available under the KeyBank Credit Facility Agreement can be increased to $1,000,000,000.
The actual amount of credit available under the KeyBank Credit Facility Agreement is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility Agreement.
On October 23, 2018, three wholly-owned subsidiaries of CVOP II entered into a joinder agreement with KeyBank, as Administrative Agent (the "Joinder Agreement"), to become subsidiary guarantors under the KeyBank Credit Facility Agreement and to add two healthcare properties owned by HCII-2006 4th Street, LLC and HCII-307 E. Scenic Valley Avenue, LLC and one data center property owned by DCII-4726 Hills and Dales Road NW, LLC to the collateralized pool of the KeyBank Credit Facility Agreement, which increased CVOP II’s total pool availability under the KeyBank Credit Facility Agreement by approximately $12,800,000. In addition, CVOP II entered into an amendment to collateral assignment of interests dated as of October 23, 2018 with KeyBank, as Agent (the “Collateral Assignment Amendment”), to pledge CVOP II’s interest in the wholly-owned subsidiaries that are parties to the Joinder Agreements to KeyBank as collateral under the KeyBank Credit Facility Agreement. The material terms of the Joinder Agreement and Collateral Assignment Amendment are qualified in their entirety by the terms of the agreements attached hereto as Exhibits 10.1 through Exhibit 10.2 and are incorporated herein by reference.
As of October 26, 2018, CVOP II had a total pool availability under the KeyBank Credit Facility Agreement of $514,247,000 and an aggregate outstanding principal balance of $340,000,000. As of October 26, 2018, $174,247,000 remained to be drawn on the KeyBank Credit Facility Agreement.

Item 8.01	Other Events.
2018 Quarterly Repurchases
On October 10, 2018, Carter Validus Mission Critical REIT II, Inc. (the "Company") repurchased in full all valid repurchase requests received from July 26, 2018 through September 24, 2018. The first quarter of 2019 Repurchase Date (as defined below) will be on or around January 10, 2019, as further described in this Current Report on Form 8-K.
Fifth Amended and Restated Share Repurchase Program
The board of directors (the “Board”) of the Company approved and adopted the Fifth Amended and Restated Share Repurchase Program (the “Amended & Restated SRP”), which will be effective thirty days following the filing of this Current Report on Form 8-K. The Amended & Restated SRP provides that the Company will either accept or reject a repurchase request on the last day of each quarter, and will process accepted repurchase requests on or about the tenth (10th) day of the following month (the “Repurchase Date”). For shares to be eligible for repurchase, the Company must receive a written purchase request at least five business days prior to the last day of the quarter in which the stockholder or his or her estate, heir or beneficiary, as applicable, requests a repurchase of his or her or its shares. If a repurchase request is granted, the Company or its agent will send the repurchase amount to the stockholder, estate, heir or beneficiary on or about the Repurchase Date. Shares will be repurchased by the Company at a price equal to the most recent estimated net asset value per share (the “Estimated Per Share NAV”), as determined by the Board, and adjusted for any special distributions.
During any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year (the “5% Annual Limitation”).
The Company will fund the share repurchases with proceeds from the sale of shares in its distribution reinvestment plan during the prior year ended December 31 (subject to the DRIP Funding Limitation (as defined below)), and other operating funds that may be authorized by the Company’s board of directors, which the Company cannot guarantee will be sufficient to accommodate all repurchase requests.
Beginning with the repurchase requests submitted for the first quarter 2019 Repurchase Date, which will include repurchase requests received by the Company between September 25, 2018 and December 23, 2018, the Company will limit the amount of shares repurchased pursuant to the Amended & Restated SRP as follows (subject to the DRIP Funding Limitations (as defined below)): (a) on the first quarter Repurchase Date, which generally will be January 10 of the applicable year, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year; (b) on the second quarter Repurchase Date, which generally will be April 10 of the applicable year, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year; (c) on the third quarter Repurchase Date, which generally will be July 10 of the applicable year, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year; and (d) on the fourth quarter Repurchase Date, which generally will be October 10 of the applicable year, the Company will not repurchase in excess of 1.25% of the number of shares outstanding as of December 31 of the prior calendar year. The Company reserves the right to increase the limitations each quarter in accordance with the 5% Annual Limitation.
Commencing with repurchases processed on or around January 10, 2019, the Company intends to fund the Amended & Restated SRP with proceeds it received during the previous calendar year from the sale of shares pursuant to its distribution reinvestment plan. On each Repurchase Date during 2019 and beyond, the Company will limit the amount of distribution reinvestment plan proceeds used to fund share repurchases in each quarter to 25% of the amount of distribution reinvestment plan proceeds received during the previous calendar year (the “DRIP Funding Limitations”); provided, however, that if the Company does not reach the DRIP Funding Limitation in any particular quarter, the Company will apply the remaining distribution reinvestment plan proceeds to the next quarter Repurchase Date and continue to adjust the quarterly limitations as necessary in order to use all of the available distribution reinvestment plan proceeds for a calendar year as needed, based on requests. The Company cannot guarantee that distribution reinvestment plan proceeds will be sufficient to accommodate all requests made each quarter. The Company’s board of directors may, in its sole discretion, authorize the Company to use other operating funds to fund the Amended & Restated SRP, but is not required to authorize the use of such funds.
In addition, the Amended & Restated SRP provides that the Company will process repurchase requests made in connection with the death or qualifying disability of a stockholder or, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy, prior to processing any other repurchase requests. If the Company is unable to process all eligible repurchase requests within a quarter due to the share limitations described above or in the event sufficient funds are not available, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or qualifying disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

If the Company does not repurchase all of the shares for which repurchase requests were submitted in any quarter, outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to the repurchase requests in the subsequent quarter as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to five business days prior to the last day of the quarter.
The material terms of the Amended & Restated SRP are qualified by their entirety by the Amended & Restated SRP included as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Joinder Agreement, dated October 23, 2018, by HCII-2006 4TH STREET, LLC, HCII-307 E. SCENIC VALLEY AVENUE, LLC and DCII-4726 HILLS AND DALES ROAD NW, LLC, to KeyBank National Association, as Agent.
10.2
Amendment to Collateral Assignment of Interests, dated October 23, 2018, by and between Carter Validus Operating Partnership II, LP, as Assignor, and KeyBank National Association, as Agent for itself and the other lenders from time to time a party to the KeyBank Credit Facility Agreement.

99.1	Amended and Restated Share Repurchase Program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: October 26, 2018	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer